                                                                    Exhibit 99.1

                                BALANCE SHEET AND
                          INDEPENDENT AUDITORS' REPORT

                             RCC PARTNERS 96, L.L.C.

                                 MARCH 31, 2001

                             RCC Partners 96, L.L.C.

                                TABLE OF CONTENTS


                                                                       PAGE
INDEPENDENT AUDITORS' REPORT                                               3

FINANCIAL STATEMENTS

     BALANCE SHEET                                                         4

     NOTES TO BALANCE SHEET                                                5

                         INDEPENDENT AUDITORS' REPORT

To the Members of RCC Partners 96, L.L.C.

We have audited the accompanying balance sheet of RCC Partners 96, L.L.C. as of March 31, 2001. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of RCC Partners 96, L.L.C. as of March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

Bethesda, Maryland
June 15, 2001


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                             RCC Partners 96, L.L.C.

                                  BALANCE SHEET

                                 March 31, 2001


                                      ASSETS

Investment in limited partnership                                     $        0
Due from limited partnership                                             753,258
                                                                      ----------
                                                                      $  753,258
                                                                      ==========

                          LIABILITIES AND MEMBERS' EQUITY

Due to affiliate                                                      $  753,258
Members' equity                                                                0
                                                                      ----------

                                                                      $  753,258
                                                                      ==========


        The accompanying notes are an integral part of this balance sheet


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                            RCC Partners 96, L.L.C.

                            NOTES TO BALANCE SHEET

                                March 31, 2001

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RCC Partners 96, L.L.C. (the "Company") was organized under the laws of the State of Delaware as of July 23, 1996, to act as the general partner of, and to acquire and hold a general partnership interest in Patriot Tax Credit Properties, L.P. ("Patriot").

On October 1, 1997, as part of a settlement of class litigation known as Prudential Securities Inc. Limited Partnership Litigation, MDL No. 1005, Prudential-Bache Properties, Inc. ("PBP") withdrew as the general partner and transferred its General Partner interest in the Partnership to the Company, an affiliate of Related Capital Company ("RCC") pursuant to a purchase agreement dated as of December 19, 1996 among PBP and its affiliates and RCC.

Affiliates of the Company and RCC have had significant involvement with Patriot and the Local Partnerships, of which five are owned by RCC affiliates. RCC in the past provided, and will continue to provide ongoing monitoring services with respect to the Limited Partnership's investments pursuant to the Property Investment Monitoring Agreement.

INVESTMENT IN LIMITED PARTNERSHIP

The Company accounts for its investment in Patriot using the equity method, whereby the Company adjusts the investment cost for its share of Patriot's results of operations and for any distributions received or accrued.

The Company regularly assesses the carrying value of its investment in Patriot. If the carrying value is considered to exceed the estimated value derived by management (which contemplates remaining Low-income Tax Credits and potential residual value, among other things), the Company reduces its investment in Patriot.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                  RCC Partners 96, L.L.C.

                                      March 31, 2001

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES

The Company is not a taxpaying entity for income tax purposes and, accordingly, no provision has been made for income taxes. The member's allocable shares of the Company's taxable income or loss are reportable on their income tax returns.

NOTE B - RELATED PARTY TRANSACTIONS

DUE TO/FROM AFFILIATES

As of March 31, 2001, Patriot owes the Company $753,258 for partnership management fees pursuant to the Limited Partnership Agreement. The Company owes $753,258 to their affiliates as of March 31, 2001.

NOTE C - INVESTMENT IN LIMITED PARTNERSHIP

On October 1, 1997, the Company was admitted as the general partner in Patriot Tax Credit Properties, L.P. which was formed to invest as a limited partner in other partnerships owning apartment complexes that are eligible for the low-income housing tax credit or the rehabilitation tax credit.

The investment in Limited Partnership is as follows:

General Partner capital
     at December 31, 2000                                               $760,843

Less: Adjustment to estimates
     realizable value                                                   (760,843)
                                                                   -------------
Balance - March 31, 2001                                           $           0
                                                                   =============

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                                   RCC Partners 96, L.L.C.

                             NOTES TO BALANCE SHEET - CONTINUED

                                       March 31, 2001

NOTE C - INVESTMENT IN LIMITED PARTNERSHIP (Continued)

The summarized consolidated balance sheet at March 31, 2001 and the summarized consolidated statement of operations for the year then ended for Patriot Tax Credit Properties, L.P. are as follows:

                           CONSOLIDATED BALANCE SHEET



                                     ASSETS
INVESTMENT IN PROPERTY                                               $57,715,775

OTHER ASSETS

     Cash and Cash equivalents                                           667,371
     Cash and Cash equivalents, held in escrow                         1,487,333
     Deferred financing costs, net                                     2,039,513
     Other assets                                                         27,827
                                                                   -------------
                                                                     $62,137,819
                                                                   =============

                     LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES

     Mortgage notes payable                                          $43,955,708
     Accrued interest payable                                          2,043,728
     Other accrued expenses and liabilities                            1,523,198
     Due to general partners and affiliates of local partnerships      4,165,340
     Development fees payable                                          1,450,709
     Real estate taxes payable                                           139,405
     Due to general partners and its affiliates                        5,834,513
                                                                     -----------
Total liabilities                                                     59,112,601
                                                                   -------------
Minority interest in local partnerships                                  600,940
                                                                   -------------
Partners' capital

     Limited partners (38,125 BUC$ issued and outstanding)             1,663,435
     General partner (1 BUC$ issued and outstanding)                     760,843
                                                                   -------------
Total partners' capital                                                2,424,278
                                                                   -------------
Total liabilities and partners' capital                              $62,137,819
                                                                   =============

                              RCC Partners 96, L.L.C.

                                 March 31, 2001

NOTE C - INVESTMENT IN LIMITED PARTNERSHIP (Continued)

                     CONSOLIDATED STATEMENT OF OPERATIONS

Revenues

     Rental income                                                   $ 8,586,010
     Other income                                                        754,790
     Interest income                                                      39,888
                                                                   -------------
                                                                       9,380,688
                                                                   -------------
Expenses
     Interest                                                          4,729,740
     Depreciation and amortization                                     2,445,646
     Operating and other                                                 921,562
     Taxes and insurance                                               1,079,256
     Repairs and maintenance                                           2,618,238
     General and administrative                                        2,509,461
     Property management fees                                            395,297
     Partnership management fees                                         244,622
                                                                   -------------
     Total expenses                                                   14,943,822
                                                                   -------------
Loss before minority interest and extraordinary item                  (5,563,134)
Minority interest in loss of local partnership                         1,135,959
                                                                   -------------
Loss before extraordinary item                                        (4,427,175)
Extraordinary item - forgiveness of indebtedness income                  833,002
                                                                   -------------
Net loss                                                             $(3,594,173)
                                                                     ===========


NOTE D - CONTINGENCIES

The Company is contingently liable for all debts, liabilities and other obligations of Patriot Tax Credit Properties L.P. to the extent not paid by the partnership.